Exhibit (b)
BY-LAWS
OF
NETS TRUST
Adopted on November 5, 2007
ARTICLE I
DEFINITIONS
     All capitalized terms have the respective meanings given them in the Agreement and Declaration of Trust of NETS Trust (the “Trust”) dated as of October 29, 2007, as amended or restated from time to time.
ARTICLE II
OFFICES
     Section 1. Principal Office. Until changed by the Trustees, the principal office of the Trust shall be located at 50 S. LaSalle Street, Chicago, Illinois. A separate principal office may be designated with respect to any Series of the Trust.
     Section 2. Other Offices. The Trust may have offices in such other places without as well as within the State of Maryland as the Trustees may from time to time determine.
     Section 3. Registered Office and Registered Agent. The Board of Trustees shall establish a registered office in the State of Maryland and shall appoint as the Trust’s registered agent for service of process in the State of Maryland an individual resident of the State of Maryland or a Maryland corporation or a corporation authorized to transact business in the State of Maryland; in each case the business office of such registered agent for service of process shall be identical with the registered Maryland office of the Trust.
ARTICLE III
SHAREHOLDERS
     Section 1. Meetings. Meetings of the Shareholders of the Trust or a Series or Class thereof shall be held as provided in the Declaration at such place within or without the State of Maryland as the Trustees shall designate.

     Section 2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail or telegraphic or electronic means to each Shareholder at his address as recorded on the register of the Trust mailed or transmitted at least seven (7) days before the meeting provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.
     Section 3. Organization. The Chairman of the Board, any Vice Chairman or the President, and in their absence, any Vice President, and in their absence, any person chosen by the Shareholders present shall call all meetings of the Shareholders to order and shall act as chairman of such meetings, and the Secretary, and in his absence any Assistant Secretary, shall act as secretary of all meetings of the Shareholders but, in the absence of the Secretary and all Assistant Secretaries, the presiding officer may appoint any other person to act as secretary of any meeting.
     Section 4. Proxies. Subject to the provisions of the Declaration, every Person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) an instrument authorizing such a proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (ii) the Trustees adopt an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act which authorization is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact or other authorized agent. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing that proxy or revoked by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Except as otherwise provided herein or in the Declaration, all matters relating to the giving, voting or validity of proxies shall be governed by the Maryland General Corporation Law relating to proxies, and judicial interpretations thereunder, as if the Trust were a Maryland corporation and the Shareholders were shareholders of a Maryland corporation.
     Section 5. Inspection of Records. Except to the extent otherwise required by law, Shareholders shall only have such right to inspect the records, documents, accounts and books of the Trust as may be granted from time to time by the Trustees.
ARTICLE IV
TRUSTEES
     Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chairman or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be given by telephone, cable, wireless, facsimile or other electronic mechanism to each Trustee at his business address (or such other location designated by the Trustee to an officer of the Trust), or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. Participation in a meeting held by telephone conference (or any other means provided in the Declaration) shall constitute presence in person at such meeting, and participation by such means (or any other means provided in the Declaration) shall be deemed to have been held at a place designated by the Trustees at the meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees’ meetings, except for any action that may not be taken by written consent under the provisions of the 1940 Act. Such consents shall be treated as a vote for all purposes.

ARTICLE V
COMMITTEES
     Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not fewer than two (2) members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust or a Series or Class thereof, and such other powers of the Trustees as the Trustees may delegate to them, from time to time, except those powers which by law, the Declaration or these By-laws they are prohibited from delegating. The Trustees may also elect from their own number and from the officers of the Trust other Committees from time to time; the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman. The creation of other committees, including committees comprised of persons other than Trustees, and the delegation of specific authority to one or more Trustees, may also be accomplished as provided in the Declaration.
     Section 2. Meetings, Quorum and Manner of Acting. The Trustees, or in the absence of action by the Trustees, the members of the particular Committee, may (i) provide for stated meetings of a Committee, (ii) specify the manner of calling and notice required for special meetings of a Committee, (iii) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (iv) authorize the members of a Committee to meet by means of conference telephone, teleconference or other electronic media or communication equipment by means of which all persons participating in the meeting can communicate with each other.
     The Executive Committee, if constituted, shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

ARTICLE VI
OFFICERS
     Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.
     Section 2. Term of Office and Qualifications. The Trustees shall elect the Chairman, if any, President, Secretary, Treasurer and any such officers as the Trustees deem necessary or appropriate in order to carry out the business of the Trust. Except as otherwise provided by law, the Declaration or these By-laws, the President, the Treasurer, the Secretary and any other officer shall each hold office at the pleasure of the Board of Trustees or until his successor shall have been duly elected and qualified. Any two or more offices may be held by the same person. Any officer may be but none need be a Trustee or Shareholder.
     Section 3. Removal. The Trustees may remove at any time any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.
     Section 4. Powers and Duties of the President. The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, (i) he shall at all times exercise a general supervision and direction over the affairs of the Trust, shall be the chief executive officer of the Trust, and exercise such general powers of management as are usually vested in the office of President of a corporation and (ii) he shall have the power to employ attorneys and counsel for the Trust or any Series or Class thereof and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust or any Series or Class thereof. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof. The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him by the Trustees.
     Section 5. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice President shall have the power in the name of and behalf of the Trust to execute any and all instruments in writing, and in addition, each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.
     Section 6. Powers and Duties of the Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust. Unless the Trustees otherwise determine, the Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust or any Series or Class thereof which may come into his hands to such Custodian as the Trustees may employ. He shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees and the President. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any Series of the Trust on behalf of such Series.
     Section 7. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust, if any; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees and the President.
     Section 8. Powers and Duties of Assistant Officers. In the absence or disability of the Treasurer, any Assistant Treasurer or other officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer or other officer shall perform such other duties as from time to time may be assigned to him by the Trustees and the Treasurer or President. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.
     Section 9. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees or the Secretary or President.
     Section 10. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees and members of an advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.
ARTICLE VII
SEAL
     The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Maryland business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.
ARTICLE VIII
SUFFICIENCY OF NOTICE
     A notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile or other electronic means for the purposes of these By-laws when it has been deposited with the U.S. Postal Service with prepaid postage or delivered to a representative of any company holding itself out as capable of sending notice by such means with instructions that it be so sent.
ARTICLE IX
AMENDMENTS
     The Trustees shall have the exclusive power to amend, restate, supplement or repeal these By-laws at any time. Action by the Trustees with respect to the By-laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.
END OF BY-LAWS